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THE STATE OF TEXAS        Section
COUNTY OF VICTORIA        Section

                                LEASE AGREEMENT


         This Lease Agreement is made and entered into this 18th day of July, 1995, by and between VICTORIA BANK AND TRUST, a Texas Banking Corporation, hereinafter referred to as Lessor, whose address for the purposes hereof is One O'Connor Plaza, Victoria, Texas 77902, and THE ESTATE OF THOMAS O'CONNOR, a Partnership, hereinafter referred to as Lessee, whose address for the purposes hereof is One O'Connor Plaza, Suite 1100, Victoria, Texas 77902:

                                  WITNESSETH:

                             I. Leased Premises

         Leased Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants, and obligations of the other hereunder, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease from Lessor those certain premises (hereinafter called the Leased Premises) in the building known as VICTORIA BANK AND TRUST COMPANY, One O'Connor Plaza (herein called the Building), Victoria, Texas, the Leased Premises being more particularly described as 36,570.93 square feet of "Net Rentable Area" as hereinafter defined, on the 9th, 10th, 11th floors and the basement of the Building.

         The computation of Lessee's Net Rentable Area shall be made using the definitions set forth in Exhibit A attached hereto and made a part hereof in the following manner:

                 a. In the case of a single tenant floor, the Adjusted Gross Area is computed by deducting from the Gross Area of that floor the Prorate Area on such floor, if any. From the Adjusted Gross Area there is deducted the Vertical Penetrations to arrive at the Rentable Area; to which is added the Prorate Add, resulting in the Net Rentable Area of that floor all of which is attributable to the single tenant.

                 b. In the case of a multi tenant floor, the Rentable Area is divided among the tenants along the mid-point of the interior walls separating each tenant from other tenants or from common areas (as defined in Useable Area Deduct), with each tenant being allocated a proportionate part of such common areas as part of that tenant's Rentable Area; then the Prorate Add for such floor is allocated to all tenants in proportion to their shares of the Rentable Area for such floor, thus resulting in a Net Rentable Area for each tenant.

         No deductions in determining Net Rentable Area are made for columns or projections necessary to the Building.

         The Net Rentable Area in the Leased Premises has be calculated on the basis of the foregoing definitions and is hereby stipulated for all purposes hereof to be 36,528.06 square feet, whether the same should be more or less.

                                    II. Term

         1. Term. Subject to and upon the terms and conditions set forth herein, this Lease shall be for a primary term of three (3) years, commencing on the 1st day of August, 1995. Lessee shall have the option to extend the term hereof for an additional period of seventeen (17) months, commencing upon the expiration of the primary





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term; provided that, in order to exercise such option, Lessee shall give written notice to Lessor of its election to extend not later than the date that is ninety (90) days prior to the expiration of the primary term. The Base Rental stated herein and the other terms and conditions of this Lease shall continue to apply during any extension of the primary term hereof.

         2. Use. The Leased Premises are to be used and occupied by Lessee solely for the purpose of office space and for no other purpose.

         3       Base Rental. Lessee hereby agrees to pay a base annual rental
(hereinafter called Base Rental) in the sum of $21.10 per square foot of Net Rentable Area in the Leased Premises per year. Lessee shall also pay, as additional rent, all such other sums of money as shall become due and payable by Lessee to Lessor under this Lease. Lessor shall have the same remedies of default for the payment of additional rent as are available to Lessor in the case of a default in the payment of Base Rental. Such Base Rental, adjusted in accordance with the provision of Paragraph 4 of this Article II hereinbelow, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term and any extensions or renewals thereof, beginning on the lst day of August 1995. Lessee hereby agrees to so pay such Base Rental timely, and in no event, more than 10 days after the date on which it is due, to Lessor at Lessor's address as provided herein (or such other address as may be designated by Lessor from time to time) in advance monthly as set out above, without demand, counterclaim, or setoff. All past due installments of Base Rental shall bear interest from 10 days after the due date until paid at the lesser of (i) three percent (3%) per annum over the base rate of interest announced from time to time, or (ii) the maximum lawful rate.

         4. Base Rental Adjustment. The Base Rental Adjustment shall be calculated in accordance with the following factors:

                 a. Lessee's Base Rental includes a component applicable to Operating Costs (hereafter defined) equal to $6.75 per square foot of Net Rentable Area. This amount is an estimate of Operating Costs of operating the Building and the parking garage (Parking Garage) located adjacent to the Building and the real estate upon which both are located (Land) all of which is collectively referred to as the Complex.

                 b. Prior to the commencement of each calendar year of Lessee's occupancy, Lessor shall provide an estimate of Operating Costs for said calendar year. Lessee shall pay a Base Rental for said calendar year adjusted upward or downward, as appropriate, by the amount of difference between the prior calendar year's estimated costs.

                 c. Within 150 days, or as soon thereafter as possible. after the conclusion of each calendar year of the term of this Lease, Lessor shall furnish to Lessee an audited statement of Lessor's Operating Costs for said calendar year. A lump sum payment will be made from Lessor to Lessee or from Lessee to Lessor, as appropriate, within 30 days of the delivery of such audited statement equal to the difference in actual Operating Costs and estimated Operating Costs for the just-completed calendar year. The effect of this reconciliation payment is that Lessee will pay during the term of this Lease its share of Operating Costs and no more.





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         5.      Operating Costs Defined. "Operating Costs" as said term is used herein shall consist of all operating expenses of the Complex, which shall be computed on the accrual basis and shall consist of all expenditures by Lessor to maintain all facilities in operation from the beginning of the term of this Lease and such additional facilities in subsequent years as may be determined by Lessor to be necessary or generally beneficial to the project. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items except as specifically provided below nor specific cost especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership, management, and operation of the Complex, including but not limited to, the following:

                 a. Wages and salaries and related expenses and benefits of all on-site and off-site employees engaged in the operation, maintenance, or access control, of the Complex and personnel who may provide traffic control relating to ingress and egress to and from the Parking Garage to the adjacent public streets. All taxes, insurance and benefits relating to employees providing these services shall be included.
                 b. All supplies, tools, equipment, and materials used in operating and maintenance of the Complex.

                 c. Cost of all utilities for the Complex, including the cost of water and power, hearing, lighting, air conditioning, and ventilating for the Complex.

                 d. Cost of all maintenance and service agreements for the Complex and the equipment therein, including, but not limited to alarm service, window cleaning, elevator maintenance, and janitorial service.

                 e. Cost of all insurance relating to the Complex, including but not limited to the cost of casualty, rental abatement, and personal injury and property liability insurance applicable to the Complex and Lessor's personal property used in connection with the operation of the Complex.

                 f. All taxes and assessments and governmental charges with respect to the Complex and its operation whether federal, state, county, or municipal, and whether they be by taxing districts or authorities presently taxing the Complex or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Complex and its operation. This item shall not include any taxes, assessment and charges relating to the banking business of Lessor and the personal property used in connection therewith. Lessee shall promptly pay all ad valorem taxes levied against Lessee's personal property

                 g. Cost of repairs and general maintenance for the Complex.

                 h. Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority.

                 i.       All landscape maintenance costs for the Land.

                 j. Any lease payment made by Lessor for any equipment used in the operation and maintenance of the Complex.





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                 k.       Lessor's central accounting costs and audit fees
attributable to the Complex.

                 l. Any management fee charged Lessor by the entity selected by Lessor in its discretion to manage the Complex, which entity may be a third party or Lessor's own trust department.

                 Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year of the lease term, an adjustment shall be made in computing the Basic Costs for such year so that the Basic Costs shall be computed for such year as though the Building had been fully occupied during such year.

                 Lessee at its expense shall have the right at all reasonable times to audit Lessor's books and records relating to this Lease for any year or years for which additional rental payments become due; or at Lessor's sole discretion Lessor will provide such audit prepared by a certified public accountant.

                                 III. Utilities

         1. Utilities. Lessor shall use its reasonable best efforts to cause public utilities to furnish the electricity, gas, and water utilized in operating any and all facilities serving the Leased Premises.

         2. Services to the Premises. Lessor shall provide (as part of the Operating Costs of the Complex) while Lessee is occupying the Leased Premises. the following:

                 a. Hot and cold water at those points of supply provided for general use of other tenants in the Building; central heat and air conditioning in season, at such temperatures and in such amounts and at such times as are considered by Lessor to be standard (subject, however, to modification in hours of operation, temperatures, or otherwise due to governmental laws, rules, or regulations), but such service at times during the week days other than normal business hours for the Building, and on Saturday afternoons, Sundays, and holidays to be furnished only upon the request of Lessee, who shall bear the entire cost thereof; routine maintenance and electric lighting service for all public areas, special service areas and Prorate Areas of the Building in the manner and to the extent deemed by Lessor to be standard.

                 b. Janitor service on a five (5) day week basis at no extra charge; provided, however, if Lessee's floor covering or other improvements are other than "Building Standard,' (as used herein refers to Building Standard Improvements and services as designated by Lessor at Lessor's sole discretion) Lessor shall clean the same provided Lessee shall pay to Lessor the additional cleaning cost over the cost of cleaning Building Standard floor coverings or other improvements, if any, attributable thereto, as additional rent. Lessee shall pay said additional rent within ten (10) days of presentation of a statement therefor by Lessor. and Lessee's failure to pay shall constitute default thereunder.

                 c. Electrical facilities to furnish sufficient power for typewriters, voice writers, calculating machines, and other machines of similar low electrical consumption (total consumption not to exceed one watt per square foot of Net Rentable Area per month); but not including electricity required for duplicating and electronic data processing equipment, special lighting in excess of Building Standard, and any other item of electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single





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phase; and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the Building Standard system, then the additional air conditioning installation and operating costs will be the obligation of Lessee.

                 d. All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stairwells.

                 e. Access control to the Building during weekends and after normal working hours during the week; provided, Lessor shall not be liable to Lessee for losses due to theft, burglary or damage or injury to Lessee or its property caused by persons gaining access to the Building or the Leased Premises.

         Failure by Lessor to any extent to furnish the foregoing defined services, or any cessation thereof, resulting from causes beyond the reasonable control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent. nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery used in connection with the Complex break down, or for any cause cease to function properly, Lessee shall have no claim for rebate or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

         4. Keys and Locks. Lessor shall furnish Lessee two (2) keys for each corridor door entering the Leased Premises. Additional keys will be furnished at a charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's permission, and Lessee shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Leased Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets, and vault doors, if any, in the Leased Premises.

         5. Graphics. Lessor shall provide and install, at Lessee's cost, all letters or numerals on doors in the Leased Premises; all such letters or numerals shall be in Building Standard graphics, and no other shall be used or permitted on the Leased Premises. Lessor also agrees to provide and install, at Lessee's expense, a listing of Lessee's name and office number on the Building Directory Board.

         6. Peaceful Enjoyment. Lessee shall, and may peacefully have, hold, and enjoy the Leased Premises, subject to the other terms hereof, provided that Lessee pays the rental and other sums herein recited to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in the Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of the Lessor's interest hereunder.

         7. Parking. Lessee shall have the right at all times during the term of this Lease to designate at lease vehicles to park in the Parking Garage. No specific spaces in the Parking Garage are to be assigned to Lessee but Lessor will issue to Lessee the aforesaid number of parking stickers, each of which will authorized parking in





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the Parking Garage of a vehicle on which the sticker is displayed, or Lessor will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Parking Garage. Lessor may designate the area within which such vehicles may be parked, and Lessor may change such designations from time to time. Lessor may make, modify, and enforce rules and regulations relating to the parking of automobiles in the Parking Garage and Lessee will abide by and cause its agents, employees and invitees to comply with such rules and regulations. Vehicles parked in specially designated areas in or around the Building or parked in violation of rules and regulations relating to the parking of vehicles shall be towed away at their owner's risk and expense. Upon written request by Lessor, Lessee shall furnish within ten
(10) days to Lessor the license numbers of all vehicles of Lessee or Lessee's employees. Lessor shall not be liable for any property damage or bodily injury arising from use of parking facilities by Lessee or its agents, employees, or invitees.

         As the Basic Parking Charge, Lessee covenants and agrees to pay Lessor during the initial term of this Lease, as additional rental hereunder, the sum of $35.00 plus tax per month for each of the parking stickers to be issued by Lessor as herein provided, such sum to be payable monthly in advance on the first day of each and every calendar month during the term of this Lease, and a pro rata portion of such sum shall be payable for the first and last partial calendar month in the event the term of this Lease commences on a date other than the first day of calendar month. Lessee's obligation to pay the Basic Parking Charge shall be considered an obligation to pay rent. Default in payment of the Basic Parking Charge (after notice as hereinafter provided) shall be deemed a default in payment of rent.

                         IV.      Repairs by Lessor

         1. Repairs by Lessor. Unless otherwise stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be required for normal maintenance operations. The obligation of Lessor to maintain and repair the Leased Premises shall be limited to Building Standard Improvements. Any additional leasehold improvements will, at Lessee's written request, be repaired and maintained by Lessor at Lessee's. expense, at a cost or charge equal to the costs incurred therefor plus an additional charge of fifteen percent (15%) for administrative cost recovery. Lessee shall promptly upon Lessor's billing therefor reimburse Lessor for any services rendered pursuant to this Paragraph 1.

         2. Repairs by Lessee. Lessee shall at its own cost and expense, repair or replace any damage or injury done to the Building, or any part thereof, caused by Lessee or Lessee's agents, contractors, employees, invitees, or visitors; provided, however, if Lessee fails to make such repairs or replacements, Lessor may do so, and Lessee shall repay the cost thereof to the Lessor on demand, except as provided in Article V, Paragraph 12.

         3. Care of the Leased Premises. Lessee shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises, and shall at the termination of this Lease, by lapse of time or otherwise, deliver up said Leased Premises to Lessor in as good condition as at date of possession by Lessee, ordinary wear and tear excepted, and upon such termination of this Lease, Lessor shall have the right to reenter and resume possession of the Leased Premises.





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         4.      Assignment or Sublease. Lessee may not assign this Lease or sublet the Leased Premises or any part thereof without the prior written consent of Lessor.

         5. Alterations, Additions, Improvements. Lessee may, at its own expense and with the prior written consent of Lessor, make alterations of and additions to that portion of the Leased Premises and construct additional leasehold improvements to that portion of the Leased Premises (all collectively refer-red to as "Additional Improvements"). Lessee shall own all Original Leasehold Improvements and all Additional Improvements paid for by Lessee other than (i) Additional Improvements which become an integral part of the Leased Premises and (ii) alterations and other Additional Improvements constituting replacements or repairs to the Leased Premises; and Lessee shall have the right at any time to remove such Lessee owned improvements; provided, however, that Lessee shall repair any damage to the Leased Premises and restore that portion of the Leased Premises from which such Lessee owned improvements were removed to a condition reasonably equivalent to the original Building Standard Improvements.

         6. Legal Use and Violation of Insurance Coverage. Lessee shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire insurance coverage on said Building and/or its contents.

         7. Laws and Regulations; Rules of Building. Lessee will comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) relating to use, condition or occupancy of the Leased Premises. Lessee will comply with the rules of the Building adopted by Lessor from time to time for the safety, care and cleanliness of the Leased Premises and for preservation of good order therein, all of which will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

         8. Entry for Repairs and Inspection. Lessee will permit Lessor or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable, and to exhibit the Leased Premises to prospective tenants, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

         9. Nuisance. Lessee agrees to conduct its business and control its agents. employees. invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in his operation of the Building.

         10. Subordination to Mortgage. This Lease is subject and subordinate to any mortgage or deed of trust which may now or hereafter encumber all or any part of the Complex, the Land, or Lessor's interest herein, and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may request. Lessee hereby constitutes and appoints Lessor the Lessee's attorney-in-fact to execute any





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such certificate or instrument for an on behalf of Lessee. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee, will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms and provisions of such Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease or (ii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment here in provided for.

         11. Estoppel Certificate or Three-Party Agreement. At Lessor's request, Lessee will execute either an estoppel certificate addressed to Lessor's mortgagee or a three-party agreement among Lessor, Lessee and said mortgagee, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as said mortgagee may reasonably require in connection with Lessor's financing.

         12. Payments by Lessee. Lessee covenants and agrees to pay all rent and sums provided to be paid to Lessor hereunder at the times and manner herein provided.

                   V.      Condemnation and Loss or Damage

         1. Condemnation and Loss or Damage. If the Leased Premises shall be taken or condemned for any public purpose to the extent as to render the Leased Premises untenantable, this Lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Lessor and Lessee, as their interests may appear.

         2. Damages from Certain Causes. Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alteration of any party of the Building, or failure to make sure repairs.

         3. Holding Over. In the event of holding over by Lessee after expiration or termination of this Lease without the written consent of Lessor, Lessee shall pay as Base Rental to Lessor the prevailing market rate in the Complex. No holding over by Lessee after the term of this Lease shall operate to extend the Lease; in the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other tenant to whom Lessor may have leased all or any part of the Leased Premises effective upon the termination of this Lease. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month, but in no way does this clause constitute consent of Lessor to any holding over by Lessee.

         4. Fire Clause. In the event of a fire or other casualty in the Leased Premises, Lessee shall immediately give notice thereof to Lessor. If the Leased Premises through no fault or neglect of Lessee, its agents,





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employees, invitees, or visitors, shall be partially destroyed by fire or other casualty so as to render the Leased Premises untentantable, the rental provided for herein shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as deter-mined by Lessor (but in no event shall Lessor's obligation exceed Building Standard Improvements). If the Leased Premises, through no fault or neglect of Lessee, its agents, employees, invitees, or visitors, shall be totally destroyed by fire or other casualty and Lessor shall decide not to rebuild. then Lessor may terminate this Lease and all rent owed up to the time of such damage, destruction or termination shall be paid by Lessee and thenceforth this Lease shall cease and come to an end.

         5. Attorney's Fees. In the event Lessee makes default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor's reasonable attorney's fees.

         6. Assignment by Lessor. Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex and property referred to herein, and in such event and upon its transferee's assuming Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder.

         7. Default by Lessee. If default shall be made in the payment of any sum to be paid by Lessee under this Lease, and default shall continue for ten (10) days, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform, and such default shall continue for twenty (20) days, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon the Leased Premises during the term of this Lease or any renewals or extensions thereof, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation or service or filing) and thereupon, at Lessor's option, may have any one or more of the following described remedies in addition to all other rights and remedies available at law or in equity:

                 a. Lessor may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased
Premises, (ii)     the unpaid rent earned at the time of termination, plus
interest thereon from that date at the lesser. of three percent





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(3%) per annum over the prime rate of interest announced from time to time
(iii) the balance of the rent for the remainder of the term, and (iv) any other sum of money and damages owed by Lessee to Lessor.

                 b. Lessor may terminate Lessee's right of possession (but not the Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation to do so, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient, and (i) if Lessor shall fail or refuse to relet the Leased Premises, or (ii) if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid basic and additional rend due hereunder but unpaid at the time of reletting plus ten percent (10%) per annum thereon, no such reletting shall be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention is given by Lessor to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease, for such previous breach.

         8. Non-Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity. Further, failure of Lessor to present any item for payment, including but not limited to any Base Rental Adjustment, immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive any rights of Lessor with respect to such item.

         9. Casualty Insurance. Lessor shall maintain fire and extended coverage insurance on the base building portion of the Building and on Building Standard Improvements within the Lessee's premises. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Lessor and at the expense of Lessor and payments for losses thereunder shall be made solely to Lessor. Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises which exceed Building Standard. If the annual premiums to be paid by Lessor shall exceed the standard rates because of Lessee's operations, contents of the Leased Premises, or improvements with respect to the Leased Premises beyond Building Standard which result in extra-hazardous exposure, Lessee shall promptly pay the excess amount of the premium upon request by Lessor.

         10. Liability Insurance. Lessor shall, at its expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due date, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection (said insurance to inure to the benefit of Lessor) of not less than Three Hundred Thousand Dollars ($300,000.00) in respect of personal injury or death in respect to any one occurrence, and of not less than One Hundred Thousand Dollars ($100,000.00) for property damage in any one occurrence. Lessee shall at its expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon a solvent





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
insurance company, such insurance to afford Lessee minimum protection of not less than Three Hundred Thousand Dollars ($300,000.00) in respect of personal injury or death in respect to any one occurrence, and of not less than One Hundred Thousand Dollars ($100,000.00) for property damage in any one occurrence.

         11. Hold Harmless. Lessor shall not be liable to Lessee, or to Lessee's agents, servants, employees, customers or invitees for any damage to person or property caused by any act or omission or neglect of Lessee, its agents, servants to employees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage or injury. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any damage to person or property caused by act, omission or neglect of Lessor, and Lessor agrees to hold Lessee harmless from all claims for such damage.

         12. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Lessor and lessee each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises or any improvements thereto, the Complex or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Article V, Paragraph 9, hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and each covenants that no insurer under such policies shall hold any right of subrogation against such other party.

                           VI.      Binding Nature

         1. Binding Nature. This Lease shall be binding upon and inure to the benefit of the successor and assigns of Lessor, and shall be binding upon and inure to the benefit of Lessee, its successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

         2. Legal Construction. All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

         3. Alteration. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by Lessor and Lessee.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in multiple counterparts as of the date aforesaid.

                                   LESSOR:
                                   VICTORIA BANK & TRUST

                                   By: /s/ MALCOLM L. DUKE
                                       -----------------------------------------
                                       Malcolm L. Duke, Executive Vice President

                                   LESSEE:
                                   THE ESTATE OF THOMAS O'CONNOR

                                   By: /s/ DENNIS O'CONNOR
                                       -----------------------------------------
                                       Dennis O'Connor, Partner





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
                                  EXHIBIT "A"

                           DEFINITIONS FOR COMPUTING
                               NET RENTABLE AREA

         Gross Area means all of the area enclosed by the exterior walls of the Building, measured from the inside face of the glazing, the central plan located in the parking garage, and the enclosed elevated walkway between the building and the parking garage.

         Prorate Area means those areas necessary to the operations of the Building and the convenience of all tenants, including elevators servicing all floors in the Building, mechanical rooms, and central mechanical rooms servicing all floors in the Building, the central plan located in the parking garage, ground and second floor lobbies, public corridors, elevated walkways, emergency control rooms, and Building engineer's offices.

         Adjusted Gross Area means the Gross Area less the Prorate Area.

         Vertical Penetration means those openings through the floors necessary to accommodate Building stairs, fire towers, elevator shafts, flues, vents, vertical pipe shafts, and ducts. Excluded from this are openings for the specific use of a particular tenant, such as special stairs, elevators, and dumbwaiters.

         Rentable Area means the Adjusted Gross area less the Vertical Penetrations.

         Prorate Add means that percentage of the Prorate Area allocated to each floor based on that floor's Rentable Area.

         Net Rentable Area means the Rentable Area per floor plus that floor's share of the Prorate Area.





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